EXHIBIT 6

This STOCK PURCHASE AGREEMENT, dated as of December 17, 2015 (this “Agreement”), is made between CELGENE RIVOT LTD., an exempted company incorporated in Bermuda (the “Transferor”), and CELGENE SWITZERLAND LLC, a limited liability company formed under the laws of Delaware (the “Counterparty”).

RECITALS:

WHEREAS, the Transferor owns 9,137,672 shares of Juno Therapeutics, Inc., a Delaware corporation (“Juno”), par value $0.0001 per share (the “Shares”);

WHEREAS, the Transferor desires to sell and the Transferee desires to purchase the Shares and various associated contract rights as described in that certain Assignment and Joinder Agreement by and among the parties hereto, Celgene Corporation and Juno of even date herewith (the “Assignment and Joinder Agreement”) for the consideration herein described; and

WHEREAS, the Counterparty constitutes a Permitted Transferee under the terms of that certain Voting and Standstill Agreement dated as of July 29, 2015 by and among Juno, Transferor and Celgene Corporation and Juno has or will consent to the transfer of the Shares and associated contract rights pursuant to the Assignment and Joinder Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the Transferor and the Counterparty hereby agree as follows:

Section 1.	Definitions and Interpretation. In this Agreement:

“Business Day” means a day on which commercial banks and foreign exchange markets are open for business in Bermuda and New York, New York.

“Price” means USD $919,500,000.

“Securities Act” means the United States Securities Act of 1933, as amended.

“$”, “USD” or “US Dollars” means the lawful currency of the United States of America from time to time.

Section 2.	Transfer; Effectiveness.

On the date hereof, or on such other date as the parties shall agree:

(a)          The Transferor, against payment by the Counterparty of the Price, subject to the terms and conditions set forth herein, shall effect (i) the transfer of the Shares from Transferor to the Counterparty, to be effective as of December 21, 2015, by execution and delivery to the Counterparty of a stock power form duly completed in favor of the Counterparty in substantially the form attached hereto as Exhibit A, and (ii) the assignment of associated contract rights, to be effective as of December 21, 2015, by execution and delivery of the Assignment and Joinder Agreement executed by Transferor and Juno.

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(b)          The Counterparty, against the transfer by the Transferor to the Counterparty of the Shares and the execution and delivery of the Assignment and Joinder Agreement, subject to the terms and conditions set forth herein, shall pay or cause to be paid the Price by issuing a note to the Transferor with a principal amount equal to the Price in substantially the form attached hereto as Exhibit B, accept delivery of the Shares, and countersign the Assignment and Joinder Agreement.

Section 3.               Representations and Warranties of the Transferor. The Transferor represents and warrants that as of the date hereof:

(a)          The Transferor is duly incorporated and validly existing under the laws of Bermuda and has the power and authority to enter into this Agreement and to perform its obligations hereunder. No steps to have been taken to appoint a receiver, trustee, custodian or conservator to the Transferor or its assets or to liquidate or wind up the Transferor.

(b)          Immediately prior to the execution of this Agreement, the Transferor has absolute record and beneficial ownership and title to the Shares free and clear of all liens, charges and encumbrances; other than any liens, charges and encumbrances contained in the Transaction Documents (as such term is defined in the Assignment and Joinder Agreement).

(c)          The Transferor has taken all necessary action to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and this Agreement has been duly executed and delivered on behalf of the Transferor. This Agreement constitutes the valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws and legal and equitable principles affecting the enforcement of creditors’ rights generally.

(d)          The transfer of the Shares, the execution of this Agreement and the undertaking and performance by the Transferor of the obligations expressed to be assumed by it in this Agreement will not conflict with, or result in a breach of or default under, the laws of Bermuda or any state or other political subdivision thereof or any agreement or instrument to which the Transferor is a party or by which it is bound or in respect of any indebtedness in relation to which it is a guarantor or surety.

(e)          There is no action, order, writ, injunction, judgment or decree outstanding, or suit, litigation, arbitration or administrative proceeding pending (or to the best of the Transferor’s knowledge, threatened) against the Transferor that would prevent or prohibit the performance of the Transferor’s obligations under this Agreement for the Shares.

(f)          Neither the Transferor nor any person acting on behalf thereof has made offers or sales of the Shares under circumstances that would require the registration of the Shares under the Securities Act.

Section 4.               Representations and Warranties of the Counterparty. The Counterparty represents and warrants that as of the date hereof:

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(a)          The Counterparty is a limited liability company formed under the laws of Delaware, and no steps have been taken to appoint a receiver, trustee, custodian or conservator to the Counterparty or its assets or to liquidate or wind up the Counterparty. The Counterparty has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)          The Counterparty has taken all necessary action to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and this Agreement has been duly executed and delivered on behalf of the Counterparty. This Agreement constitutes the valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws and legal and equitable principles affecting the enforcement of creditors’ rights generally.

(c)          There is no action, order, writ, injunction, judgment or decree outstanding, or suit, litigation, arbitration or administrative proceeding currently pending (or to the best of the Counterparty’s knowledge, threatened) against the Counterparty that would prevent or prohibit the performance of the Counterparty’s obligations under this Agreement.

(d)          The Counterparty and its advisers, if any, (i) have been furnished with any and all materials that it or they have requested relating to Juno and the Shares; (ii) have received satisfactory answers to all inquiries that they have made concerning Juno and the Shares; and (iii) have not relied in connection with the investment contemplated hereby upon any information other than that contained in the materials so provided and any information contained in Juno’s prospectuses, reports and other information filed under the Securities Exchange Act of 1934, as amended, and the Securities Act.

(e)          The Counterparty (i) is and will be an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act and (ii) has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment.

(f)          The Counterparty is acquiring the Shares for its own account and not with a view to any resale that would require registration under the Securities Act or applicable laws of any state.

Section 5.          Miscellaneous.

(a)          Assignment. The rights and obligations in this Agreement are personal to the parties hereto and shall not be assignable to any other person.

(b)          Notices and Other Communications. Unless another address is specified in writing by the party to whom any notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and delivered at the respective addresses set forth in Annex I attached hereto either by mail, postage prepaid, or by personal delivery or by telex or facsimile, and such notice shall be deemed to have been given or made: (a) in the case of mail, upon actual receipt; (b) in the case of personal delivery, upon delivery; (c) in the case of telex, when dispatched (but only if the recipient’s answerback appears

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correctly at the start and end of the sender’s telex); and (d) in the case of facsimiles, upon receipt; provided, however, that if any notice is received after 5:00 p.m. (local time of recipient) on a Business Day on the date of receipt in the jurisdiction (or on a day other than a Business Day), such notice shall be deemed to have been given or made on the next Business Day following receipt of such notice.

(c)          Severability. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining provisions under such law, or the legality, validity or enforceability of such provision under the laws of any other jurisdiction.

(d)          GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS DOCTRINES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(e)          Submission to Jurisdiction; Waivers.

(i)          Each party hereto irrevocably agrees that the United States District Court for the Southern District of New York and state courts of New York located in New York City shall have jurisdiction to hear and determine or settle any dispute which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings arising out of or in connection with this Agreement (together referred to as “Proceedings”) may be brought in such courts.

(ii)         Each party hereto irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in the United States District Court for the Southern District of New York or state courts of New York located in New York City, and any claim that any Proceedings have been brought in an inconvenient forum or venue; each party hereto further irrevocably agrees that a judgment in any Proceedings brought in such courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

(iii)        Each party hereto agrees that service of process in any Proceedings may be effected by mailing a copy thereof by registered or certified mail (or any similar form of mail), postage prepaid, to the other party at its address designated in accordance with Section 5(b) hereof.

(iv)        Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

(f)          WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER

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INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH AND FOR ANY COUNTERCLAIM THEREIN. EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(g)          Modification and Waivers. No amendment, modification or waiver of any provision of this Agreement and no consent by any party to departure herefrom shall be effective unless and until such amendment, modification or waiver shall be in writing and duly executed by both of the parties hereto.

(h)          Headings. The headings in this Agreement and the title hereof are included for purposes of convenience only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

(i)          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument.

(j)          Securities Law Matters. The Shares have not been and will not be registered under the Securities Act or any applicable securities laws or rules of any state, and may not be transferred unless they have been registered under the Securities Act and any such applicable laws or an exemption from such registration is available.

(k)          Further Assurances. At the cost of the requesting party, each party hereto agrees to execute and deliver any and all documents and instruments and take or cause to be taken any and all actions as the other party may request or that are reasonably necessary or appropriate in order to give full effect to the terms of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

CELGENE RIVOT LTD.

By:	/s/ Kevin Mello
	Name:	Kevin Mello
	Title:	Director

CELGENE SWITZERLAND LLC

By:	/s/ Kevin Mello
	Name:	Kevin Mello
	Title:	Manager

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